UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2025

dMY Squared Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	001-41519	88-0748933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100

Las Vegas, NV 89144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 781-4313

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	DMYY.U	NYSE American
Class A common stock, par value $0.0001 per share	DMYY	NYSE American
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DMYY.WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Business Combination Agreement

On September 9, 2025, dMY Squared Technology Group, Inc., a Massachusetts corporation (“dMY”), Rose Holdco Pte. Ltd. (Company Registration No. 202537774K), a Singapore private company limited by shares (“Holdco”), Rose Acquisition Pte. Ltd. (Company Registration No. 202537790M), a Singapore private company limited by shares and wholly-owned subsidiary of Holdco (“Merger Sub 1”), Horizon Merger Sub 2, Inc., a Massachusetts corporation and wholly-owned subsidiary of Holdco (“Merger Sub 2”, and together with Merger Sub 1, the “Merger Subs”), and Horizon Quantum Computing Pte. Ltd. (Company Registration No. 201802755E), a Singapore private company limited by shares (“Horizon”), entered into a Business Combination Agreement (the “Business Combination Agreement”). Pursuant to the Business Combination Agreement, (i) Holdco will convert from a Singapore private company to a Singapore public company and will be renamed “Horizon Quantum Holdings Ltd.”, (ii) Horizon and Merger Sub 1 will amalgamate, with Horizon surviving as a wholly-owned subsidiary of Holdco (the “Amalgamation”) and (iii) Merger Sub 2 will merge with and into dMY (the “SPAC Merger”, and together with the Amalgamation and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”) with dMY surviving as a wholly-owned subsidiary of Holdco. The consummation of the Business Combination will result in dMY’s and Horizon’s securityholders becoming securityholders of Holdco, which will become a public company.

Horizon is in the business of developing operating systems software and software development tools for quantum computing and related services.

The Business Combination Agreement and the Business Combination were unanimously approved by the boards of directors of each of dMY and Horizon. The closing of the Business Combination (the “Closing”) is subject to the receipt of the required approvals by dMY’s and Horizon’s shareholders and the satisfaction of other customary closing conditions.

Conversion of Securities

No later than one business day prior to the Amalgamation, each issued and outstanding Horizon Preference Share (as defined below) will be converted into ordinary shares of Horizon (“Horizon Ordinary Shares”) at the applicable conversion ratio set forth in Horizon’s organizational documents (the “Horizon Preference Share Conversion”).

At the effective time of the Amalgamation, (i) each simple agreement for future equity of Horizon (“SAFE”) that has not been terminated or expired will be converted, pursuant to its terms, into the right to receive a portion of the Aggregate Amalgamation Consideration (as defined below), on the terms and subject to the conditions of the Business Combination Agreement and the applicable SAFE, and (ii) each Horizon Ordinary Share (after taking into account the Horizon Preference Share Conversion) will be automatically converted into the right to receive a portion of the Aggregate Amalgamation Consideration (as defined below), on the terms and subject to the conditions of the Business Combination Agreement; provided that the Horizon Ordinary Shares held by Dr. Joseph Francis Fitzsimons, the founder and Chief Executive Officer of Horizon (the “Horizon Founder”), will be converted into Class B ordinary shares of the share capital of Holdco (the “Holdco Class B Ordinary Shares”) and the SAFEs and the Horizon Ordinary Shares held by persons other than the Horizon Founder will be converted into Class A ordinary shares of the share capital of Holdco (the “Holdco Class A Ordinary Shares” and, together with the Holdco Class B Ordinary Shares, the “Holdco Ordinary Shares”). The Holdco Class A Ordinary Shares and Holdco Class B Ordinary Shares have identical economic rights (including dividend and liquidation rights), but the Holdco Class A Ordinary Shares entitle the holders thereof to one vote per share on all matters on which the Holdco Ordinary Shares are entitled to vote, and Holdco Class B Ordinary Shares entitle the holders thereof to three votes per share on all matters on which the Holdco Ordinary Shares are entitled to vote.

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Additionally, at the effective time of the Amalgamation, each outstanding and unexercised option to purchase Horizon Ordinary Shares (each, a “Horizon Option”) will be assumed by and become an option of Holdco (each, a “Holdco Option”) containing the same terms, conditions, vesting and other provisions as are currently applicable to such Horizon Options, provided that each Holdco Option will be exercisable for the number of Holdco Class A Ordinary Shares equal to the Exchange Ratio multiplied by the number of Horizon Ordinary Shares subject to the Horizon Option as of immediately prior to the effective time of the Amalgamation, rounded down to the nearest whole share, at an exercise price equal to the per share exercise price of the Horizon Option divided by the Exchange Ratio, rounded up to the nearest whole cent.

The “Aggregate Amalgamation Consideration” to be issued (or issuable) to the equityholders of Horizon, including holders of Horizon’s capital stock (the “Horizon Shareholders”) and holders of SAFEs, in connection with the Amalgamation will be determined by dividing (a) the sum of (i) $503,000,000 plus (ii) the aggregate amount of any Horizon Pre-Closing Financing (if any), by (b) the per share price at which each dMY Public Share (as defined below) is redeemed in the Redemption (as defined below) (the “Redemption Price”). The “Exchange Ratio” is the number of Horizon Ordinary Shares to be issued in exchange for Horizon equity interests and SAFEs upon the Amalgamation, and is equal to the quotient obtained by dividing (x) the Aggregate Amalgamation Consideration by (y) the Fully Diluted Horizon Capitalization. The “Fully-Diluted Horizon Capitalization” means the sum, without duplication of (i) the aggregate number of Horizon Ordinary Shares issued and outstanding as of immediately prior to the effective time of the Amalgamation, plus (ii) the aggregate number of outstanding seed convertible preference shares of Horizon (“Horizon Seed Preference Shares”) (on an as-converted to Horizon Ordinary Shares basis), plus (iii) the aggregate number of outstanding seed plus convertible preference shares of Horizon (“Horizon Seed Plus Preference Shares”) (on an as-converted to Horizon Ordinary Shares basis), plus (iv) the aggregate number of outstanding Series A convertible preference shares of Horizon (“Horizon Series A Preference Shares”, and together with the Horizon Seed Preference Shares and Horizon Seed Plus Preference Shares, the “Horizon Preference Shares”, and together with the Horizon Ordinary Shares, the “Horizon Shares”), (on an as-converted to Horizon Ordinary Shares basis), plus (v) the aggregate number of Horizon Shares (on an as-converted basis) issuable upon the conversion of SAFEs that have not terminated or expired as of immediately prior to the effective time of the Amalgamation, plus (vi) the aggregate number of Horizon Ordinary Shares issuable upon, or pursuant to, the exercise of Horizon Options that are issued and outstanding and vested as of immediately prior to the effective time of the Amalgamation, treating such options as having been exercised in full (calculated using the treasury stock method of accounting), plus (vii) the aggregate number of Horizon Ordinary Shares issuable upon, or pursuant to, the Horizon Pre-Closing Financing, if any.

Immediately following the effective time of the Amalgamation, (1) dMY will effect the redemption of the shares of Class A common stock of dMY, par value $0.0001 per share (the “dMY Class A Shares”), initially issued as part of the dMY Units (as defined below) sold in dMY’s initial public offering (the “dMY Public Shares” and the holders of Public Shares, the “dMY Public Shareholders”) that are validly submitted for redemption and not withdrawn in accordance with dMY’s organizational documents (the “Redemption”), (2) each outstanding share of Class B common stock of dMY, par value $0.0001 per share (the “dMY Class B Shares”), will be automatically converted into dMY Class A Shares on a one-for-one basis (the “Class B Share Conversion”), and (3) each unit sold in dMY’s initial public offering (the “dMY Units”) will be automatically separated into its component parts (the “dMY Unit Separation”) and the holder of each dMY Unit will be deemed to hold one dMY Class A Share and one-half of one warrant to purchase dMY Class A Shares (“dMY Public Warrants”) (provided that no fractional dMY Public Warrants will be issued upon the separation of the dMY Units and only whole dMY Public Warrants will be assumed by Holdco and become Holdco Warrants).

At the effective time of the SPAC Merger, (a) each outstanding dMY Class A Share (excluding dMY Public Shares validly submitted for Redemption and any dissenting shares, but including dMY Class A Shares issued upon the Class B Share Conversion) will be automatically converted into the right to receive one Holdco Class A Ordinary Share, (b) each outstanding whole dMY Public Warrant will be assumed by Holdco and will be exercisable for Holdco Class A Ordinary Shares in lieu of dMY Class A Shares (the “Holdco Public Warrants”), and (c) each outstanding private placement warrant of dMY initially issued in a private placement simultaneous with the initial public offering (the “dMY Private Warrants”) will be assumed by Holdco and will be exercisable for Holdco Class A Ordinary Shares in lieu of dMY Class A Shares (the “Holdco Private Warrants”, and together with the Holdco Public Warrants, the “Holdco Warrants”).

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Representations, Warranties and Covenants

The Business Combination Agreement contains customary representations and warranties by the parties thereto, as more particularly set forth in the Business Combination Agreement. The Business Combination Agreement also contains customary pre-Closing covenants of the parties, including the obligation of dMY and Horizon and their respective subsidiaries to conduct their businesses in the ordinary course and to refrain from taking certain specified actions, subject to certain exceptions, without the prior written consent of each other.

The Business Combination Agreement also requires dMY, Horizon, and Holdco to use their reasonable best efforts to enter into mutually agreed subscription agreements with accredited investors, pursuant to which such investors will agree to subscribe for and purchase, at the Closing, Holdco Class A Ordinary Shares at a purchase price equal to the Redemption Price (the “PIPE Investment”). Further, dMY and Horizon may, upon mutual determination, seek one or more additional financing commitments (the “Additional Financing”) in the form of (x) SAFEs or any other form of equity financing of Horizon, which financing closes and is funded to Horizon prior to the Closing (the “Horizon Pre-Closing Financing”), (y) backstops against Redemptions by dMY Public Shareholders or non-redemption agreements with dMY Public Shareholders, or (z) equity or equity-linked financing of Holdco or dMY, which closes concurrently with the Closing.

The Business Combination Agreement also provides that through the Closing, dMY, Horizon and Holdco will use their respective reasonable best efforts to have Holdco’s securities approved for listing on the New York Stock Exchange, the NYSE American, or Nasdaq (the “Stock Exchange”), as mutually determined by dMY and Horizon.

Horizon also agreed to provide dMY with certain audited financial statements of Horizon and Holdco as promptly as practicable and in any event no later than thirty (30) days after the date of the Business Combination Agreement, and with certain unaudited interim financial statements of Horizon no later than September 30, 2025.

Indemnification and Insurance

The Business Combination Agreement provides that all existing rights to indemnification in favor of directors and officers of dMY and Horizon, in each case, will survive the consummation of the Business Combination and will remain in full force and effect after the Closing for a period of six years. The Holdco A&R Constitution (as defined below) will also contain provisions with respect to indemnification, exculpation and advancement no less favorable than comparable provisions within dMY’s and Horizon’s organizational documents.

The Business Combination Agreement also provides that, prior to Closing, Holdco, to the fullest extent permitted under applicable law, will obtain directors’ and officers’ liability insurance that will cover (i) Horizon’s directors and officers prior to the Closing and (ii) those persons who will be directors and officers of Holdco and its subsidiaries at and after the Closing. Horizon also may, at its sole discretion, purchase, at its expense, a “tail” or “runoff” directors’ and officers’ liability insurance policy in respect of acts or omissions occurring prior to the Amalgamation for the six-year period following the Closing.

Holdco has also agreed that, at or prior to Closing, to the fullest extent permitted under applicable law, it will purchase, a “tail” or “runoff” directors’ and officers’ liability insurance policy in respect of acts or omissions occurring prior to the SPAC Merger covering (i) those individuals currently covered by the dMY’s directors’ and officers’ liability insurance policies and (ii) the Sponsor, for the six-year period following the Closing; provided that in no event will Holdco be required to expend on the premium thereof in excess of 350% of the aggregate annual premiums currently payable by dMY with respect to its current policies.

On the date of the Closing (the “Closing Date”), Holdco will also enter into customary indemnification agreements reasonably satisfactory to each of Horizon, dMY, and Holdco with the post-Closing directors and officers of Holdco. Holdco and Horizon also agreed to enter into an indemnification agreement with the Sponsor, which is discussed in more detail below.

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Registration Statement / Proxy Statement

As promptly as reasonably practicable after the date of the Business Combination Agreement, dMY, Horizon, and Holdco will jointly prepare and Holdco and Horizon will file a registration statement on Form F-4 relating to the Business Combination and certain other matters (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”), which will contain a proxy statement relating to a special meeting of dMY shareholders to approve the Business Combination (the “dMY Special Meeting”).

Governance

The Business Combination Agreement provides that dMY, Horizon and Holdco will take all actions necessary such that, immediately following the Amalgamation, Holdco’s board of directors will consist of directors who will be mutually selected by dMY and Horizon, provided that: (i) Harry You will be a member of Holdco’s board of directors and, if determined to be independent by the Holdco board of directors, will be named as the initial lead independent director upon the Closing, and (ii) at least a majority of Holdco’s board of directors will qualify as independent directors under the rules of the Stock Exchange. The officers of Horizon immediately prior to the Amalgamation will be the officers of Holdco as of immediately after the Amalgamation, until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal.

Equity Incentive Plan and Employee Stock Purchase Plan

The Business Combination Agreement provides that, prior to the effective date of the Registration Statement, Holdco will adopt a new equity incentive plan in a form to be reasonably agreed upon by dMY and Horizon (the “Holdco Equity Incentive Plan”). The number of Holdco Class A Ordinary Shares initially reserved for issuance under the Holdco Equity Incentive Plan will be equal to ten percent (10%) of the sum of (x) the Holdco Ordinary Shares to be issued and outstanding immediately after the Closing and (y) the Holdco Ordinary Shares issuable upon conversion, exercise, or exchange of convertible, exercisable, or exchangeable securities outstanding immediately after the Closing. The Holdco Equity Incentive Plan will also include an “evergreen” provision that will provide for an automatic increase on the first day of each fiscal year of five percent (5%) of the sum of (x) the Holdco Ordinary Shares then issued and outstanding and (y) the Holdco Ordinary Shares issuable upon conversion, exercise, or exchange of convertible, exercisable, or exchangeable securities then outstanding (the “Holdco Fully Diluted Shares”).

In addition, prior to the effective date of the Registration Statement, Holdco will also adopt an employee share purchase plan in a form to be reasonably agreed upon by dMY and Horizon (the “Holdco Employee Share Purchase Plan”). The number of Holdco Class A Ordinary Shares initially reserved for issuance under the Holdco Employee Share Purchase Plan will be equal to one and one half percent (1.5%) of the of the sum of (x) the Holdco Ordinary Shares to be issued and outstanding immediately after the Closing and (y) the Holdco Ordinary Shares issuable upon conversion, exercise, or exchange of convertible, exercisable, or exchangeable securities outstanding immediately after the Closing. The Holdco Employee Share Purchase Plan will also include an “evergreen” provision that will provide for an automatic increase on the first day of each fiscal year of one percent (1%) of the Holdco Fully Diluted Shares.

Conditions to the Parties’ Obligations to Consummate the Business Combination

Under the Business Combination Agreement, the obligations of the parties to consummate the Business Combination are subject to certain conditions, including, among others: (i) the requisite approval by dMY’s and Horizon’s Shareholders having been obtained; (ii) the absence of adverse laws, rules, regulations, judgments, decrees, executive orders or awards making the Business Combination illegal or otherwise prohibiting their consummation; (iii) the Registration Statement having been declared effective by the SEC under the Securities Act of 1933, as amended (the “Securities Act”), no stop order suspending the effectiveness of the Registration Statement being in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement having been initiated or threatened by the SEC; (iv) the Holdco Class A Ordinary Shares having been approved for listing on the Stock Exchange; and (v) Holdco having been converted from a Singapore private company to a Singapore public company and in accordance with the Singapore Companies Act.

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The obligations of dMY to consummate the Business Combination are further subject to additional conditions, including, among others: (i) the truth and accuracy of the representations and warranties of Horizon, Holdco, and the Merger Subs, subject to the materiality standards contained in the Business Combination Agreement; (ii) material compliance by Horizon, Holdco, and the Merger Subs with their respective pre-Closing agreements and covenants under the Business Combination Agreement; (iii) no Material Adverse Effect (as defined in the Business Combination Agreement) having occurred since the signing of the Business Combination Agreement that is continuing; (iv) receipt of a customary officer’s certificate of Horizon and Holdco, certifying the satisfaction of the conditions listed in clauses (i) through (iii) above; (v) receipt, in a form and substance reasonably acceptable to dMY, of evidence of the termination of certain contracts as set forth in the Business Combination Agreement; (vi) employment agreements between certain of Horizon’s executive employees and Holdco (or one of Holdco’s subsidiaries) having been entered into; (vii) the Registration Rights Agreement, Sponsor Indemnification Agreement, and Lock-Up Agreement (each as defined below) having been entered into; (viii) compliance by the Horizon shareholders in all material respects with the agreements and covenants under the Horizon Support Agreements (as defined below); and (ix) the Horizon Preference Share Conversion having been completed.

The obligations of Horizon to consummate the Business Combination are further subject to additional conditions, including, among others: (i) the truth and accuracy of the representations and warranties of dMY, subject to the materiality standards contained in the Business Combination Agreement; (ii) material compliance by dMY with its pre-Closing agreements and covenants under the Business Combination Agreement; (iii) a customary officer’s certificate of dMY, certifying the satisfaction of the conditions listed in clauses (i) through (ii) above; (iii) the Lock-Up Agreement and Registration Rights Agreement having been entered into; (iv) compliance by the Sponsor in all material respects with the agreements and covenants under the Sponsor Support Agreement (as defined below); (v) the sum of the funds contained in the Trust Account (after giving effect to any Redemptions and before the payment of Transaction Expenses (as defined in the Business Combination Agreement)), the aggregate cash proceeds of the PIPE Investment, the aggregate cash proceeds received by dMY, Holdco or Horizon in respect of any Additional Financing, together with the cash and cash equivalents on dMY’s and Horizon’s balance sheet, is equal to or greater than the sum of Transaction Expenses plus the Requisite Working Capital (each as defined in the Business Combination Agreement).

Termination Rights

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing including, among others, (i) by mutual written consent of dMY and Horizon; (ii) by either dMY or Horizon if the Closing has not occurred on or prior to December 29, 2025 (the “Outside Date”); provided, that if dMY obtains the approval of its shareholders for an Extension (as defined in the Business Combination Agreement), then the Outside Date will automatically be extended for an additional period ending on the last date then in effect for dMY to consummate the Business Combination pursuant to such Extension; (iii) by either dMY or Horizon if the consummation of the Business Combination is permanently enjoined or prohibited by the terms of a final, non-appealable government order or other law, subject to certain exceptions provided for in the Business Combination Agreement; (iv) by either dMY or Horizon if the requisite approval of dMY’s shareholder is not obtained at the dMY Special Meeting; (v) by dMY if Horizon, Holdco, Merger Sub 1 or Merger Sub 2 is in material breach of its respective representations, warranties or obligations that would render certain of the conditions to obligations of dMY incapable of being satisfied on the date of Closing and such breach is not cured or cannot be cured within certain specified time periods; (vi) by Horizon if dMY is in material breach of its representations, warranties or obligations that would render certain of the conditions to obligations of Horizon incapable of being satisfied on the date of Closing and such breach is not cured or cannot be cured within certain specified time periods; or (vii) by dMY if the requisite shareholder approval of Horizon’s shareholders has not been obtained by the Company Shareholder Approval Deadline (as defined in the Business Combination Agreement).

No party will have any liability after the termination of the Business Combination Agreement, except for intentional fraud or a knowing and intentional material breach.

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A copy of the Business Combination Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Business Combination Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by reference to the full text of the Business Combination Agreement filed with this Current Report on Form 8-K. The Business Combination Agreement is included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about dMY, Horizon, Holdco, or the Merger Subs. In particular, the assertions embodied in representations and warranties by dMY, Horizon, Holdco, and the Merger Subs contained in the Business Combination Agreement are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement, including being qualified by confidential information in the disclosure schedules provided by the parties in connection with the execution of the Business Combination Agreement, and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to security holders. The confidential disclosures contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Business Combination Agreement. Moreover, certain representations and warranties in the Business Combination Agreement were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. Accordingly, security holders should not rely on the representations and warranties in the Business Combination Agreement as characterizations of the actual state of facts about dMY, Horizon, Holdco, and the Merger Subs. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in dMY’s public disclosures.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, dMY, the Sponsor, Holdco and Horizon entered into a support agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor has agreed, and any permitted transferee of the Sponsor will agree (such permitted transferees, together with the Sponsor, the “dMY Insiders”) to: (i) be bound by confidentiality, trust account, exclusivity, public announcements, PIPE Investment and financing cooperation sections of the Business Combination Agreement; (ii) not transfer any securities of dMY held by them until the earlier to occur of (a) the Closing, (b) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (c) the liquidation of dMY, and (d) the written agreement of each of the terminating dMY Insiders, SPAC, Holdco and Horizon (such earlier time, the “Expiration Time”), subject to certain exceptions as provided in the Sponsor Support Agreement; (iii) vote to approve and adopt the Business Combination Agreement and all related transactions contemplated thereby; (iv) vote against any Alternative SPAC Transaction (as defined in the Business Combination Agreement) or other merger, consolidation, share exchange, business combination, reorganization, or similar transaction involving dMY (other than the Business Combination Agreement and the Business Combination); (v) vote against any proposal, action or agreement that would materially impede the Sponsor Support Agreement, the Business Combination Agreement, or the Business Combination, that would result in a breach with respect to any obligation or agreement of dMY under the Business Combination Agreement, or that would result in any of the conditions set forth under the Business Combination Agreement not being fulfilled; (vi) not redeem any dMY Class A Common Stock owned in connection with the exercise of any Redemption in connection with the Business Combination; (vii) irrevocably relinquish and waive any and all rights to any adjustment to the conversion ratio applicable to the shares of dMY Class B Common Stock set forth in the SPAC Organizational Documents (as defined in the Business Combination Agreement) or any other anti-dilution or similar protection; and (viii) waive dissenter’s rights or appraisal rights under Massachusetts law. Additionally, each dMY Insider will fully comply with, and perform all of its obligations, covenants and agreements set forth in, the Insider Letter Agreement, dated October 4, 2022, by and between the SPAC, the dMY Insiders, and the other parties thereto (the “Insider Letter”), (b) SPAC will enforce the Insider Letter in accordance with its terms and conditions, and (c) each dMY Insider and the SPAC will not to amend, modify or waive any provision of the Insider Letter without the prior written consent of Holdco (not to be unreasonably withheld, delayed or conditioned).

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sponsor Support Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Horizon Support Agreement

Concurrently with the execution of the Business Combination Agreement, dMY and Holdco entered into support agreements (the “Horizon Support Agreement”) with Horizon and all shareholders of Horizon (the “Horizon Shareholders”) pursuant to which the Horizon Shareholders agreed to, among other things: (i) vote to approve and adopt the Business Combination Agreement and all related transactions contemplated thereby, including the Horizon Preference Share Conversion; (ii) vote against any Alternative Transaction (as defined in the Business Combination Agreement) and all other proposals, actions or agreements for the acquisition of Horizon; (iii) vote against any proposal, action or agreement that would materially impede the Horizon Support Agreement, the Business Combination Agreement, or the Business Combination, that would result in a breach with respect to any obligation or agreement of Horizon or the Horizon Shareholders under the Business Combination Agreement or the Horizon Support Agreement, or that would result in any of the conditions set forth under the Business Combination Agreement not being fulfilled; (iv) vote against any material change to the present capitalization of Horizon or any amendment of Horizon’s organizational documents or any other change in Horizon’s corporate structure or business, other than as expressly contemplated by the Business Combination Agreement or the agreements ancillary thereto; (v) refrain from making any application to object to a court or similar proceeding, including those with jurisdiction over the Singapore Companies Act, in each case, with respect to the Amalgamation, the Business Combination Agreement or the Business Combination; (vi) terminate, effective as of, and subject to and conditioned upon the occurrence of, the Closing, the shareholders’ agreement with Horizon and the Horizon Founder; (vii) refrain from exercising any right to dissent, right to demand payment or right of appraisal or any similar provision, in each case, with respect to the Amalgamation, the Business Combination Agreement or the Business Combination; (viii) grant dMY and any designee of dMY as attorney-in-fact and proxy, with full power of substitution and resubstitution, to vote any Horizon Shares owned immediately prior to the Amalgamation with respect to the Business Combination; (ix) not transfer any securities of Horizon held by them until the Expiration Time, subject to certain exceptions as provided in the Horizon Support Agreement; (x) have any newly issued Holdco Ordinary Shares be subject to the terms of the Horizon Support Agreement; (xi) not enter into any agreement, arrangement or other understanding with dMY, Holdco, or Horizon inconsistent with or that provides more favorable terms than the Horizon Support Agreement and (xii) be bound by confidentiality, trust account, and exclusivity sections of the Business Combination Agreement.

In connection with the Amalgamation, Horizon Shareholders that hold Horizon Preference Shares also (i) notified Horizon of their election to convert all of the Horizon Preference Shares into Horizon Ordinary Shares in accordance with the terms and conditions of the Business Combination, such conversion being conditioned on the approval of the Amalgamation, and (ii) unconditionally and irrevocably waived any and all pre-emption rights, rights of first offer, rights of first refusal, rights of participation, tag-along rights and all other similar rights in respect of the Amalgamation, the Business Combination Agreement or the Business Combination.

The Horizon Support Agreement also provides that with respect to an individual Horizon Shareholder (other than the Horizon Founder), all references to the Business Combination Agreement within the Horizon Support Agreement and any ancillary agreement will not be read to incorporate any subsequent amendments to the extent (i) such amendment has a material adverse economic impact on such Horizon Shareholder or (ii) such amendment has any impact on such Horizon Shareholder that is disproportionate to the impact on any other Horizon Shareholder in a manner that is materially adverse to such Horizon Shareholder without such Horizon Shareholder’s written consent.

The foregoing description of the Horizon Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Horizon Support Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

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Warrant Assumption Agreement

In connection with the Closing, dMY, Holdco, and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), will enter into a warrant assignment, assumption and amendment agreement (the “Warrant Assumption Agreement”), pursuant to which, among other things, dMY will assign to Holdco all of dMY’s right, title and interest in and to, and Holdco will assume all of dMY’s liabilities and obligations under the certain Warrant Agreement, dated as of October 4, 2022, between dMY and the Warrant Agent (the “Existing Warrant Agreement”). As a result, at the Closing, each dMY Warrant will automatically cease to represent a right to acquire shares of dMY Class A Common Stock and instead will represent a right to acquire Holdco Class A Ordinary Shares pursuant to the terms and conditions of the Existing Warrant Agreement (as amended by the Warrant Assumption Agreement).

The foregoing description of the Warrant Assumption Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Warrant Assumption Agreement, a copy of which is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Lock-Up Agreement

In connection with the Closing, the dMY Insiders and each Horizon Shareholder (the “Lock-Up Securityholders”), will enter into a lock-up agreement (the “Lock-Up Agreement”) with Holdco.

Pursuant to the Lock-Up Agreement, each Lock-Up Securityholder will agree not to transfer (except for certain permitted transfers) Holdco Ordinary Shares, including any Holdco Ordinary Shares held by the Lock-Up Securityholder immediately after Closing and any Holdco Ordinary Shares issuable upon settlement or exercise of any options, warrants (not including the Holdco Warrants), equity awards, or any other convertible securities of Holdco held by the Lock-Up Securityholder immediately following the Closing, subject to limitations in the Lock-Up Agreement, until the earlier of (x) two years after the Closing Date and (y) the date on which Holdco completes a liquidation, merger, capital share exchange, reorganization or other similar transaction that results in all of Holdco’s shareholders having the right to exchange their Holdco Ordinary Shares for cash, securities or other property (the “Shares Lock-Up Period”).

In addition, the Lock-Up Securityholders will agree not to transfer (except for certain permitted transfers) any Holdco Warrants, and any Holdco Ordinary Shares received upon exercise of the Holdco Warrants, until the end of the period beginning on the Closing Date and ending on the earlier of (x) 30 days after the Closing Date and (y) the date on which Holdco completes a liquidation, merger, capital share exchange, reorganization or other similar transaction that results in all of Holdco’s shareholders having the right to exchange their Holdco Ordinary Shares for cash, securities or other property.

Holdco also agreed that the Lock-Up Agreement will not be amended or modified, and no terms or conditions thereof will be waived, in a manner that modifies, amends, reduces or eliminates the Shares Lock-Up Period of any Lock-Up Securityholder, unless the terms of such modification, amendment, reduction or elimination are also concurrently offered to the other Lock-Up Securityholders. Holdco also agreed that if: (i) any Relevant Lock-Up Securityholder (as defined in the Lock-Up Agreement) does not enter into or is not subject to the terms and conditions of the Lock-Up Agreement with respect to all Holdco Ordinary Shares and Holdco Warrants beneficially owned by such person immediately after the Closing, or (ii) Holdco enters into any side letter or agreement with any Lock-Up Securityholder which provides any modification, amendment, reduction or elimination of the Shares Lock-Up Period to such Lock-Up Securityholder, then such modification, amendment, reduction or elimination of the Shares Lock-Up Period will automatically apply to each other Lock-Up Securityholder with respect to such Lock-Up Shares beneficially owned by such Lock-up Securityholder equally and on a pro-rata basis.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Lock-Up Agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

Concurrently with the Closing, Holdco, the dMY Insiders, the Horizon Shareholders, the executive officers and directors of dMY and the executive officers and directors of Holdco will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, Holdco will agree that, within 30 days after the Closing Date, Holdco will file with the SEC (at Holdco’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the parties thereto (the “Resale Registration Statement”), and Holdco will use its reasonable best efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. Such holders will also be entitled to customary piggyback registration rights and demand registration rights pursuant to the terms of the Registration Rights Agreement.

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The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a copy of which is included as Exhibit 10.4 to this Current Report on Form 8-K, and incorporated herein by reference.

Sponsor Indemnification Agreement

Concurrently with the Closing, Holdco, Horizon and the Sponsor will enter into an indemnification agreement (the “Sponsor Indemnification Agreement”), pursuant to which, among other things, Holdco and Horizon will indemnify, exonerate and hold harmless the Sponsor and its shareholders, members, directors, managers, and officers (each, a “Sponsor Indemnified Person”) from and against any and all Sponsor Indemnified Liabilities (as defined in the Sponsor Indemnification Agreement) arising out of or relating to any pending or threatened action, cause of action, suit, litigation, investigation, proceeding, inquiry, arbitration or claim against any of them or in which any of them may be a participant or may otherwise be involved (including as a witness) that arise out of or relates to dMY’s operations or conduct of its business, the Business Combination, and/or any claim against the Sponsor and/or a Sponsor Indemnified Person alleging any expressed or implied management, control or endorsement of any activities of dMY, or any express or implied association with Holdco, Horizon, or dMY, or any of their respective affiliates. The Sponsor Indemnification Agreement will not however apply to claims arising primarily out of (a) any breach by such Sponsor Indemnified Person of any other agreement between such Sponsor Indemnified Person, on the one hand, and Horizon, Holdco or dMY or any of their respective subsidiaries, on the other hand, or (b) the willful misconduct, gross negligence or bad faith of such Sponsor Indemnified Person.

The foregoing description of the Sponsor Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Sponsor Indemnification Agreement, a copy of which is included as Exhibit 10.5 to this Current Report on Form 8-K, and incorporated herein by reference.

Holdco A&R Constitution

Prior to the effective time of the Amalgamation, Holdco will adopt, in accordance with the Singapore Companies Act, an amended and restated constitution (“Holdco A&R Constitution”), which will govern the rights, privileges, and preferences of the holders of Holdco securities after the Closing.

The foregoing description of the Holdco A&R Constitution does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Holdco A&R Constitution, a copy of which is included as Exhibit A to the Business Combination Agreement (attached as Exhibit 2.1 hereto), and the terms of which are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 9, 2025, dMY and Horizon issued a joint press release announcing their entry into the Business Combination Agreement. The press release is furnished hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

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Additional Information about the Business Combination and Where to Find it

In connection with the Business Combination, dMY, Holdco and Horizon will prepare, and Holdco and Horizon will file the Registration Statement with the SEC, which will include a preliminary proxy statement of dMY and a preliminary prospectus of Holdco with respect to the securities to be offered in the Business Combination. After the Registration Statement is declared effective, dMY will mail a definitive proxy statement/prospectus to its shareholders as of a record date to be established for voting on the Business Combination. The Registration Statement, including the proxy statement/prospectus contained therein, will contain important information about the Business Combination and the other matters to be voted upon at the dMY Special Meeting. This Current Report on Form 8-K does not contain all the information that should be considered concerning the Business Combination and other matters and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. dMY, Horizon and Holdco may also file other documents with the SEC regarding the Business Combination. dMY’s shareholders and other interested persons are advised to read, when available, the Registration Statement, including the preliminary proxy statement/prospectus contained therein, the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the Business Combination, as these materials will contain important information about dMY, Horizon, Holdco, and the Business Combination. The documents filed by dMY, Horizon, and Holdco with the SEC also may be obtained free of charge upon written request to dMY at dMY Squared Technology Group, Inc., 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144.

Participants in the Solicitation

Horizon, Holdco and dMY and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of dMY’s shareholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of dMY’s directors and officers in dMY’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 3, 2025 (the “dMY Annual Report”) or its Quarterly Report on Form 10-Q for the period ended June 30, 2025, filed with the SEC on August 27, 2025 (the “dMY Quarterly Report”). Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to dMY’s shareholders in connection with the Business Combination will be set forth in the proxy statement/prospectus for the Business Combination when available. Information concerning the interests of Horizon’s, Holdco’s and dMY’s participants in the solicitation, which may, in some cases, be different than those of their respective equityholders generally, will be set forth in the proxy statement/prospectus relating to the Business Combination when it becomes available.

Disclaimer

Past performance by Horizon’s or dMY’s management teams and their respective affiliates is not a guarantee of future performance. Therefore, you should not place undue reliance on the historical record of the performance of Horizon’s or dMY’s management teams or businesses associated with them as indicative of future performance of an investment or the returns that Horizon or dMY will, or are likely to, generate going forward.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto include “forward-looking statements” with respect to dMY, Horizon and Holdco. The expectations, estimates, and projections of the businesses of Horizon and dMY may differ from their actual results and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “anticipate,” “intend,” “may,” “will,” “could,” “should,” “potential,” and similar expressions are intended to identify such forward-looking statements.

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These forward-looking statements include, without limitation, expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination, and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and are subject to, without limitation, (i) known and unknown risks, including the risks and uncertainties indicated from time to time in the dMY Annual Report, dMY Quarterly Report, and Registration Statement, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by dMY, Holdco or Horizon; (ii) uncertainties; (iii) assumptions; and (iv) other factors beyond dMY’s, Holdco’s, or Horizon’s control that are difficult to predict because they relate to events and depend on circumstances that will occur in the future. They are neither statements of historical fact nor promises or guarantees of future performance. Therefore, actual results may differ materially and adversely from those expressed or implied in any forward-looking statements and dMY, Holdco, and Horizon therefore caution against placing undue reliance on any of these forward-looking statements.

Many of these factors are outside of the control of Horizon, Holdco and dMY and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination the Business Combination Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Business Combination and the Business Combination Agreement; (3) the inability to complete the Business Combination, including due to the failure to obtain approval of the shareholders of Horizon and dMY or other conditions to Closing; (4) Horizon’s ability to scale and grow its business, and the advantages and expected growth of Horizon; (5) the cash position of Horizon following closing of the Business Combination; (6) the inability to obtain or maintain the listing of Holdco’s securities on the Stock Exchange following the Business Combination; (7) the risk that the announcement and pendency of the Business Combination disrupts Horizon’s current plans and operations; (8) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of Holdco to grow and manage growth profitably and source and retain its key employees; (9) costs related to the Business Combination; (10) changes in applicable laws and regulations or political and economic developments; (11) the possibility that Horizon may be adversely affected by other economic, business and/or competitive factors; (12) Horizon’s estimates of expenses and profitability; (13) the amount of Redemptions by dMY Public Shareholders; and (14) other risks and uncertainties included in the “Risk Factors” sections of the dMY Annual Report, dMY Quarterly Report, and the Registration Statement and other documents filed or to be filed with the SEC by Horizon, Holdco and dMY. The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Horizon, Holdco and dMY do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law.

No Offer or Solicitation

This Current Report on Form 8-K and the exhibits hereto do not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K and the exhibits hereto also do not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit Number	Description
2.1†	Business Combination Agreement, dated as of September 9, 2025, by and among dMY Squared Technology Group, Inc., Horizon Quantum Computing Pte. Ltd., Rose Holdco Pte. Ltd., Rose Acquisition Pte. Ltd., and Horizon Merger Sub 2, Inc.
4.1	Form of Warrant Assignment, Assumption and Amendment Agreement.
10.1†	Sponsor Support Agreement, dated September 9, 2025, by and among dMY Squared Technology Group, Inc., dMY Squared Sponsor, LLC, Rose Holdco Pte. Ltd., Horizon Quantum Computing Pte. Ltd., and certain other shareholders of dMY.
10.2†	Form of Company Support Agreement, dated September 9, 2025, by and among dMY Squared Technology Group, Inc., Horizon Quantum Computing Pte. Ltd., Rose Holdco Pte. Ltd., and all shareholder of Horizon.
10.3	Form of Lock-Up Agreement.
10.4	Form of Registration Rights Agreement.
10.5	Form of Sponsor Indemnification Agreement
99.1	Press Release, dated September 9, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMY SQUARED TECHNOLOGY GROUP, INC.

Date: September 9, 2025	By:	/s/ Harry L. You
	Name:	Harry L. You
	Title:	Chief Executive Officer, Chief Financial Officer and Chairman

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